STATMON TECHNOLOGIES CORP.

EXCHANGE AGREEMENT
(Exchange of Notes for Common Stock)

Statmon Technologies Corp.
3000 Lakeside Drive
Suite 300 South
Bannockburn, IL 60015

Ladies and Gentlemen:

The undersigned (the “Subscriber”) is the holder of a promissory note (the “Note”) issued to the Subscriber by STATMON TECHNOLOGIES CORP., a Nevada corporation (the “Company”), in connection with a loan made by the Subscriber to the Company. Subscriber subscribes to shares of common stock of the Company (the “Shares”) at the rate of $1.00 per Share. Hereby agrees to exchange the principal amount of his Note and accrued interest thereon for Shares through this Exchange Agreement, as provided herein. The Shares issuable upon the exchange of the Note are referred to in this Agreement as the “Underlying Securities.”

1.    Representations and Warranties. By executing this Exchange Agreement, Subscriber represents and warrants as follows:

1.1 Subscriber is a holder of the Note and as such understands the nature of this investment, is fully aware of and familiar with the business operations of the Company, and is able to evaluate the merits and risks of an investment in the Shares. Subscriber understands that by exchanging his Note for Shares, he will no longer be a creditor of the Company and will lose any and all rights he has as a creditor.

1.2 Subscriber has reviewed the Disclosure Statement to which this Agreement is attached as an Exhibit, including the Company’s most recent 10-QSB and 10-KSB as filed with the Securities and Exchange Commission (the “SEC Filings”), in connection with his exchange of the Note for Shares as the Subscriber has deemed necessary. As a Noteholder, Subscriber is familiar with the Company’s business objectives and the financial arrangements in connection therewith. Subscriber believes that the Shares he is receiving in exchange for the Note are the kind of securities that he wishes to hold for investment and that the nature of the Shares is consistent with his investment program.  Subscriber and his advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the Company and the Shares. All such questions have been answered to Subscriber’s satisfaction. Subscriber or his representatives have made such investigation of the facts and circumstances set forth in the Disclosure Statement supplied with the Exchange Offer Term Sheet to which this Agreement is attached as an Exhibit as Subscriber has deemed necessary in connection with any exchange of the Note for Shares. No representations have been made or information furnished to Subscriber or his advisor(s) relating to the Company or the Shares that are in any way inconsistent with the SEC Filings.

1.3 Subscriber has been advised and understands that this investment is, by its nature, very speculative. Subscriber understands that by exchanging his Note for Shares he is losing his rights as a creditor, which would be senior to those of an equity holder in the event of a liquidation of the Company.

1.4 Subscriber is able to bear the economic risks of an investment in the Shares, including, without limiting the generality of the foregoing, the risk of losing all or part of the investment and probable inability to sell or transfer the Shares for an indefinite period of time.

1.5 Subscriber has acquired the Shares for investment and without a view to any distribution of the Shares.

1.6 Subscriber acknowledges that the Company is offering and exchanging the securities in reliance upon an exemption from registration under the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). The Subscriber understands that the Shares have not been registered under the 1933 Act or any state securities laws, are “restricted securities” in the hands of the Subscriber within the meaning of the 1933 Act and any future sale of the Shares will be regulated by the Act and applicable state securities laws.

1.7 Subscriber will not sell or otherwise transfer or dispose of the Shares (i) except in strict compliance with (A) the provisions of this Exchange Agreement and (B) the restrictions on transfer described herein and (ii) unless the Shares are (X) registered under the 1933 Act, and any applicable state securities laws or (Y) the undersigned represents that the Shares may be sold in reliance on an exemption from such registration requirements.

1.8 The investment in the Shares has been privately proposed to the undersigned without the use of general solicitation or advertising.

1.9 No federal or state agency, including the Securities and Exchange Commission or the securities regulatory agency of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of the Shares, or made any finding or determination as to the fairness of the Shares for private investment.

1.10 The investment in the Shares is being made in reliance on specific exemptions from the registration requirements of federal and state securities laws, and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to establish such exemptions.

2.    I certify that I am an Accredited Investor because I fall within one of the following categories:

(PLEASE CHECK APPROPRIATE CATEGORY)

a._____ $1,000,000 Net Worth Natural Person.
A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.

b._____ $200,000 Income Natural Person.
A natural person who had "Individual Income" in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

c._____ Company, Corporate or Other Entity Investors.
The investor is a partnership, corporation or unincorporated association and all of the equity owners of that entity qualify as Accredited Investors under subparagraph (a) or (b) above. Investors that check this subparagraph (c) must furnish a separate copy of this Subscription Agreement for each equity owner with items 1 through 7B completed and executed on the Member Signature Page by such equity owner.

3.    Restrictive Legend. Subscriber acknowledges and consents to the placement of the following restrictive legend on the certificate(s) and other documents(s) representing the Shares:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY TO THE BOARD OF DIRECTORS, THAT AN EXEMPTION FROM SUCH REGISTRA-TION IS AVAILABLE AND THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF THE LAW.

4.    Indemnification.  Subscriber agrees to indemnify and hold harmless the Company, its officers and directors from and against all damages, losses, costs and expenses (including reasonable attorney’s fees) which they may incur by reason of Subscriber’s failure to fulfill any of the terms or conditions of this Exchange Agreement, or by reason of any untrue statement made herein or any breach of the representations and warranties made herein or in any document that Subscriber has provided to the Company.

5.    Miscellaneous.

5.1 Subscriber agrees that he may not cancel, terminate or revoke this Exchange Agreement or any covenant hereunder and that this Exchange Agreement shall survive his death or disability and shall be binding upon his heirs, executors, administrators, successors and assigns.

5.2 This Exchange Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the state of Nevada.

5.3 Within five days after receipt of a written request from the Company, Subscriber agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

6. Note Exchange Election.

______
Subscriber hereby exchanges principal amount of his Note and all interest thereon of $_____________ for ____________ Shares at $1.00 per Share. Upon issuance of the Shares and completion of the exchange, the principal amount of the Note and accrued interest thereon will be deemed paid in full.

7. Warrant Exchange Election. (Available only if Subscriber has elected to exchange all principal and interest for their Note for Shares in Paragraph 5 above.)

______
Subscriber hereby elects to exchange ___________ currently exercisable common stock purchase warrants he now holds for ___________ Shares (one Share for every three warrants). Upon issuance of the Shares and completion of the exchange, the warrants will be deemed to be extinguished.

8. Election Not to Exchange Note for Shares (Available only if Paragraphs 5 and 6 not chosen).

______
Subscriber does not elect to exchange his Note for Shares and Subscriber accepts the Company’s offer to amend his Note by entering into the Note Extension Agreement which will be provided by the Company.

9. Registration.

Mr./Mrs./Ms.___________________________________________________________________
(Please Print Name(s) in which the Shares are to be registered hereunder.)

______________________________________________________________________________
(Please Print the Social Security or Taxpayer ID Number of each shareholder)

Form of Ownership (check one)

____ (a) Individual Ownership
____ (b) Joint tenants with right of survivorship (both or all parties’ signatures required)
____ (c) Community Property (one signature required if the Underlying Securities are held in one name; two if held in both names)
____ (d) Tenants in Common (all parties’ signatures required)
____ (e) Company*
____ (f) Corporation*
____ (g) Partnership*
____ (h) Other* (Trust, etc.) (please specify)

*IF (e), (f), (g), or (h) ARE CHECKED, DOCUMENTS, INCLUDING PARTNERSHIP OR CORPORATE RESOLUTION, AUTHORIZING SUBSCRIBER TO MAKE INVESTMENT MUST ACCOMPANY EXCHANGE.

IN WITNESS WHEREOF, the Subscriber has executed this Exchange Agreement.

Dated as of _____________, 2007.

SUBSCRIBER Name:_____________________________ Address:___________________________ __________________________________ __________________________________

Mail or Deliver Exchange Agreement to:

Statmon Technologies Corp.
3000 Lakeside Drive
Suite 300 South
Bannockburn, IL 60015
Attn: Geoffrey P. Talbot

Agreed to and accepted by:

STATMON TECHNOLOGIES CORP., a Nevada corporation

By:____________________________________

Name:_________________________________

Its:____________________________________

Date:__________________________________